SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

Date of Report (Date of earliest event reported): October 25, 2016

AIRBORNE WIRELESS NETWORK
(Exact name of Company as specified in its charter)

Nevada	333-179079	27-4453740
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4115 Guardian Street, Suite C, Simi Valley, California 93063

(Address of principal executive offices)

(805) 583-4302

(Company’s Telephone Number)

___________________________________________________

(Former name, address and telephone number specified on last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of October 25, 2016, Airborne Wireless Network, a Nevada corporation (the “Company”), and ZapZorn, a California corporation (“ZapZorn”), entered into and executed a written media services Agreement, pursuant to the provisions of which ZapZorn shall create for the benefit of the Company certain media services (the “Media Agreement”). Pursuant to the provision of the Media Agreement, ZapZorn shall assist the Company build its brand by using ZapZorn’s relationships, artistic skills and digital creativity to make a digital mark through television, web and interactive advertising. Specifically, it is contemplated that pursuant to the provisions of the Media Agreement, ZapZorn will be involved in creating content such as video spots, podcasts, banner ads, print media and reports and other types of digital media, including radio spots, websites and graphics.

As compensation for the services to be provided by ZapZorn to the Company pursuant to the Media Agreement, the Company has agreed to (i) pay ZapZorn a monthly fee of $2,500 for a period of 6 months ($15,000) and (ii) issue to ZapZorn 150,000 shares of the Company’s common stock valued at $1.00 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE WIRELESS NETWORK

Date: November 15, 2016	By:	/s/ J. Edward Daniels
J. Edward Daniels
President & CEO

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